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      As filed with the Securities and Exchange Commission on July 22, 1999



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 IJNT.NET, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    33-0611753
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                             2800 LAFAYETTE, SUITE D
                         NEWPORT BEACH, CALIFORNIA 92663
               (Address of Principal Executive Office) (Zip Code)

                          1999 STOCK COMPENSATION PLAN
                            (full title of the plan)

                                BRANDON B. POWELL
                                 GENERAL COUNSEL
                            IJNT INTERNATIONAL, INC.
                           2030 MAIN STREET, SUITE 620
                            IRVINE, CALIFORNIA 92614
                     (Name and address of agent for service)

                                 (949) 798-1120
          (Telephone number, including area code, of agent for service)

                            ________________________

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
               TITLE OF                    AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED            SHARE(1)               PRICE(1)       REGISTRATION FEE
--------------------------------------- ------------------  ---------------------  -------------------- -----------------
Common Stock, $.001 par value..........     1,000,000              $4.156             $4,156,000.00         $1155.37
======================================= ==================  =====================  ==================== =================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h)(1), based on the closing price of the Company's Common Stock.

Exhibit index is located at sequentially paginated page number 5.


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                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


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                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents of IJNT.net, Inc., a Delaware corporation (the "Company"), previously filed with the Commission are incorporated herein by reference:

         1. Annual Report on Form 10-KSB for the year ended March 31, 1999 (the "Annual Report").

         2. The description of the Registrant's Common Stock contained in the Registration Statement on Form 10-SB filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The common stock of the Company, $.001 per value (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.


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         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         The Company's Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         See Exhibit Index appearing at sequentially numbered page 5.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

  (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (iii) Include any additional or changed material information on the plan of distribution.

      (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by such small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                  EXHIBIT INDEX

EXHIBIT                                                               SEQUENTIAL
NUMBER       DESCRIPTION                                                PAGE NO.
------       -----------                                                --------

  4.1        1999 Stock Compensation Plan of IJNT.net, Inc.,               7
             adopted as of May 1, 1999.

  5.1        Opinion of Pillsbury, Madison & Sutro LLP                    19

 23.1        Consent of Smith & Company, a Professional Corporation
             of Certified Public Accountants.                             20

 23.2        Consent of Pillsbury, Madison & Sutro LLP                    19
             (included in Exhibit 5.1).

 24.1        Power of Attorney (included on the Signature Page).           6


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                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 22, 1999.

                                        IJNT.net, INC.

                                        By: /S/ JON H. MARPLE
                                            ------------------------------------
                                            Jon H. Marple, CEO, and Chairman
                                                           of the Board

                                POWER OF ATTORNEY

         We, the undersigned directors of IJNT.net, Inc., do hereby constitute and appoint Jon H. Marple, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.


SIGNATURES                                            TITLE                                   DATE
----------                                            -----                                   ----


/S/ JON H. MARPLE                                    Chief Executive Officer,             July 22, 1999
---------------------------------------              and Chairman of the Board
Jon H. Marple


/S/ JON H. MARPLE                                    Chief Financial Officer              July 22, 1999
---------------------------------------
Jon H. Marple


/S/ MARY E. BLAKE                                    Director                             July 22, 1999
----------------------------------------
Mary E. Blake


/S/ JEFFREY R. MATSEN                                Director                             July 22, 1999
----------------------------------------
Jeffrey R. Matsen



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